Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF ROCKET LAB CORPORATION AND IRIDIUM COMMUNICATIONS INC.

(in thousands, except share and per share values)

On June 28, 2026, Rocket Lab Corporation, a Delaware corporation (“Rocket Lab” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Iridium Communications Inc., a Delaware corporation (“Iridium”), Ion Merger Sub I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Rocket Lab (“Merger Sub I”) and Ion Merger Sub II, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Rocket Lab (“Merger Sub II”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub I will merge with and into Iridium (the “First Merger”) with Iridium continuing as the surviving corporation and an indirect wholly owned subsidiary of Rocket Lab, and immediately following the First Merger, the surviving corporation in the First Merger will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving entity (the “Second Merger” and together with the First Merger, the “Mergers”). The Mergers are generally intended to qualify as a tax-free reorganization for U.S. federal income tax purposes so long as the value of the Stock Consideration relative to the Cash Consideration (each as defined below) received by the holders of Iridium Common Stock (defined below) meets the conditions for tax-free treatment. Should those conditions not be met, the Second Merger will not occur and the Mergers will not qualify as a tax-free reorganization for U.S. federal income tax purposes. “Combined Company” refers to Rocket Lab and its subsidiaries, including Iridium and its subsidiaries, taken as a whole, immediately after giving effect to the Mergers.

As a result of the Mergers, at the effective time of the First Merger (the “First Effective Time” or “Purchase”) each issued and outstanding share of common stock of Iridium, par value $0.001 per share (“Iridium Common Stock”), other than as specified in the Merger Agreement, will be converted into the right to receive (i) $27.00 in cash (the “Cash Consideration”) and (ii) a number of shares (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”) of Rocket Lab’s common stock, par value $0.0001 per share (“Rocket Lab Common Stock”), equal to the “Exchange Ratio” as follows, in each case without interest: (i) if the Rocket Lab Stock Price (as defined below) is equal to or less than $67.50, then the Exchange Ratio will be 0.4000; (ii) if the Rocket Lab Stock Price is greater than $67.50 but less than $112.50, then the Exchange Ratio will be the quotient obtained by dividing $27.00 by the Rocket Lab Stock Price, rounded to four decimal places; and (iii) if the Rocket Lab Stock Price is equal to or greater than $112.50, then the Exchange Ratio will be 0.2400. “Rocket Lab Stock Price” is defined as the volume weighted average price per share of Rocket Lab Common Stock on the Nasdaq Global Select Market for the period of the ten consecutive trading days ending on and including the second full trading day prior to the First Effective Time.

The Merger Agreement provides that at the First Effective Time (i) each outstanding restricted stock unit covering Iridium Common Stock (the “Iridium RSU Awards”), including any Iridium RSU Award that includes performance-based vesting conditions (the “Iridium PSU Awards”), will be assumed by Rocket Lab and converted into a restricted stock unit award with respect to shares of Rocket Lab Common Stock (each, an “Assumed Iridium RSU Award”) subject to the same terms and conditions as applied to such Iridium RSU Award or Iridium PSU Award immediately prior to the closing of the Mergers “(Closing)” (including the same vesting and leaver provisions), except that such Assumed Iridium RSU Award will cover a whole number of shares of Rocket Lab Common Stock equal to the number of shares of Iridium Common Stock covered by such Iridium RSU Award or Iridium PSU Award immediately prior to the First Effective Time (and, with respect to Iridium PSU Awards, determined as if all applicable performance-based vesting conditions had been satisfied at target) multiplied by an Equity Award Exchange Ratio (as defined in the Merger Agreement) equal to (a) the Cash Consideration divided by the Rocket Lab Stock Price plus (b) the Exchange Ratio (rounded down to the nearest whole share), and each Assumed Iridium RSU Award will vest in full in the event of a termination of employment without cause within 12 months following the First Effective Time (in addition to any other provisions that apply to the corresponding Iridium RSU Award or Iridium PSU Award, including under the Iridium Executive Severance Plan), and (ii) each outstanding option to purchase Iridium Common Stock (the “Iridium Option Awards”) and each outstanding cash-settled stock appreciation right award with respect to Iridium Common Stock (the “Iridium CSAR Awards”) will be fully vested and exercisable and canceled and converted into the right to receive the Merger Consideration in respect of each share of Iridium Common Stock covered by such Iridium Option Award or Iridium CSAR Award (paid only in cash, in respect of an Iridium CSAR Award), calculated net of the exercise price or strike price, as applicable, of such Iridium Option Award or Iridium CSAR Award, less applicable withholdings. In connection with the Merger Agreement, Iridium’s Board of Directors approved cash retention awards (the “Iridium Retention Awards”) for certain employees. The Iridium Retention Awards are payable in two tranches, subject to the recipient’s continued employment, with 60% vesting upon the closing of the Mergers and the remaining 40% vesting on the six-month anniversary of the closing date.

In connection with the Merger Agreement, Rocket Lab entered into a commitment letter with Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC and, pursuant to which Deutsche Bank AG New York Branch and Wells Fargo Bank, National Association have committed to provide, subject to the terms and conditions thereof, a 364-day senior secured bridge term loan facility in an aggregate principal amount of $3,600,000 (the “Bridge Facility”). Prior to the Closing, Rocket Lab intends to replace the Bridge Facility commitments with permanent financing on more favorable terms, however, such alternatives are not currently determinable. As a result, the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 assumes the Bridge Facility, which has a maturity of less than one year, was funded at the Closing and is outstanding for the entirety of the pro forma periods. In connection with the Mergers, the Company is evaluating amendments to certain existing debt agreements of Iridium which, if completed, could reduce borrowings under the Bridge Facility and the related interest expense. As the proposed amendments are not yet determinable, no adjustments related to such amendments have been reflected in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet gives effect to the Purchase as if consummated as of June 30, 2026, and is derived from:

●	For the Company, the unaudited condensed consolidated financial statements as of June 30, 2026.

●	For Iridium, the unaudited condensed consolidated financial statements as of June 30, 2026.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026, gives effect to the Purchase as if it had occurred on January 1, 2025, and is derived from:

●	For the Company, the unaudited condensed consolidated financial statements for the six months ended June 30, 2026.

●	For Iridium, the unaudited condensed consolidated financial statements for the six months ended June 30, 2026.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, gives effect to the Purchase as if it had occurred on January 1, 2025, and is derived from:

●	For the Company, the audited consolidated financial statements for the year ended December 31, 2025.

●	For Iridium, the audited consolidated financial statements for the year ended December 31, 2025.

This information should be read together with Rocket Lab’s (i) audited consolidated financial statements and related notes in Rocket Lab’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on February 26, 2026 and (ii) unaudited condensed consolidated financial statements and related notes in Rocket Lab’s Quarterly Report on Form 10-Q for the six months ended June 30, 2026 filed with the SEC on August 10, 2026 and Iridium’s (i) audited consolidated financial statements for the year ended December 31, 2025 and related notes included in Exhibit 99.1 to this Current Report on Form 8-K and (ii) unaudited condensed consolidated financial statements for the six months ended June 30, 2026 and related notes included in Exhibit 99.2 to this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting for the Purchase, where the Company is the “accounting acquirer” and Iridium is the “accounting acquiree”. The pro forma adjustments are based upon the information currently available and certain assumptions and estimates that the Company believes are reasonable as of the date hereof as described in the accompanying notes. The following unaudited pro forma condensed combined balance sheet as of June 30, 2026, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026, and for the year ended December 31, 2025, are based on the historical financial statements of Rocket Lab and Iridium. Unless otherwise indicated, all amounts presented in the unaudited pro forma condensed combined financial information and accompanying notes are expressed in thousands of U.S. dollars, except share and per share amounts. These unaudited pro forma condensed combined financial statements and information are provided for illustrative and informational purposes only. They do not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Purchase been completed as of the assumed date or for the periods presented, or which may be realized in the future, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

For purposes of the unaudited pro forma condensed combined financial information, “Historical” refers to Rocket Lab’s and Iridium’s respective audited consolidated financial statement amounts or unaudited consolidated condensed financial statement amounts prior to giving effect to the Mergers. “Historical, as Reclassified” refers to

Iridium’s historical audited consolidated financial statement amounts or unaudited consolidated condensed financial statement amounts after giving effect to the reclassification adjustments described in Note 3, which were made to conform Iridium’s financial statement presentation to Rocket Lab’s presentation.

An updated determination of the fair value of Iridium’s assets acquired and liabilities assumed will be performed within one year after the Closing. The final purchase price allocation may be materially different from the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial information. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase price allocated to goodwill, and other assets and liabilities, which may impact the combined entity’s balance sheet and statement of operations. As a result of the foregoing, the pro forma adjustments are preliminary and differences between these preliminary estimates and the final acquisition accounting may arise that could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined entity’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, operating synergies, or revenue enhancements that the combined entity may achieve as a result of the Purchase or the costs necessary to achieve any such cost savings, operating synergies, or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

(in thousands, except share and per share values)

		Iridium	Transaction		Transaction
		Historical, as	Accounting		Accounting
	Rocket Lab	Reclassified	Adjustments -		Adjustments -		Pro Forma
	(Historical)	(Note 3)	Purchase	(Note 5)	Financing	(Note 6)	Combined
Assets
Current assets:
Cash and cash equivalents	$2,129,485	$184,214	$(4,882,776)	(a)(b)(h)	$3,574,340	(a)	$1,005,263
Marketable securities, current	172,700	—	—		—		172,700
Accounts receivable, net	112,889	104,515	—		—		217,404
Contract assets	94,245	3,086	—		—		97,331
Inventories	266,931	63,470	—		—		330,401
Prepaids and other current assets	119,509	21,781	(12,600)	(b)	—		128,690
Total current assets	2,895,759	377,066	(4,895,376)		3,574,340		1,951,789
Non-current assets:
Property, plant and equipment, net	393,946	1,927,018	9,209	(c)	—		2,330,173
Intangible assets, net	320,415	82,666	4,246,672	(d)	—		4,649,753
Goodwill	299,072	98,942	2,102,842	(e)	—		2,500,856
Right-of-use assets - operating leases	113,690	25,096	—		—		138,786
Right-of-use assets - finance leases	12,349	—	—		—		12,349
Marketable securities, non-current	85,405	—	—		—		85,405
Restricted cash	8,413	199	—		—		8,612
Deferred income tax assets, net	1,057	2,198	—		—		3,255
Other non-current assets	57,268	51,908	(7,100)	(f)	—		102,076
Total assets	$4,187,374	$2,565,093	$1,456,247		$3,574,340		$11,783,054

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$74,512	$28,460	$(11,292)	(b)	$—		$91,680
Accrued expenses	44,206	291	(18,661)	(b)	—		25,836
Employee benefits payable	29,118	32,685	—		—		61,803
Contract liabilities	351,193	79,181	—		—		430,374
Current installments of long-term borrowings	—	12,532	(12,532)	(f)	—		—
Bridge Facility, net	—	—	—		3,574,340	(a)	3,574,340
Other current liabilities	29,167	24,345	—		—		53,512
Total current liabilities	528,196	177,494	(42,485)		3,574,340		4,237,545
Non-current liabilities:
Convertible senior notes, net	13,129	—	—		—		13,129
Long-term borrowings, net excluding current installments	1,716	1,749,342	(1,749,342)	(f)	—		1,716
Non-current operating lease liabilities	104,378	25,289	—		—		129,667
Non-current finance lease liabilities	14,468	—	—		—		14,468
Deferred tax liabilities	10,146	138,424	673,208	(g)	—		821,778
Other non-current liabilities	23,188	2,033	—		—		25,221
Total liabilities	695,221	2,092,582	(1,118,619)		3,574,340		5,243,524

Stockholders’ equity:
Preferred stock, $0.0001 par value, authorized shares: 100,000,000; issued and outstanding shares: 40,951,250 at June 30, 2026	4	—	—		—		4
Common stock, $0.0001 par value; authorized shares: 2,500,000,000; issued shares: 639,131,688 at June 30, 2026; outstanding shares 598,180,438 at June 30, 2026	60	106	4,020	(h)	—		4,186
Treasury stock, at cost; shares: 40,951,250 at June 30, 2026	—	—	—		—		—
Additional paid-in capital	4,606,854	864,367	2,067,839	(h)	—		7,539,060
Accumulated deficit	(1,106,190)	(387,281)	498,326	(b)(h)	—		(995,145)
Accumulated other comprehensive loss	(8,575)	(4,681)	4,681	(h)	—		(8,575)
Total stockholders’ equity	3,492,153	472,511	2,574,866		—		6,539,530
Total liabilities and stockholders’ equity	$4,187,374	$2,565,093	$1,456,247		$3,574,340		$11,783,054

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026

(in thousands, except per share data)

		Iridium	Transaction		Transaction
	Rocket Lab	Historical, as Reclassified	Accounting Adjustments -		Accounting Adjustments -		Pro Forma
	(Historical)	(Note 3)	Purchase	(Note 5)	Financing	(Note 6)	Combined
Revenues:
Product revenues	$308,835	$40,986	$—		$—		$349,821
Service revenues	125,579	403,308	—		—		528,887
Total revenues	434,414	444,294	—		—		878,708

Cost of revenues:
Cost of product revenues	198,523	35,549	1,748	(i)(j)	—		235,820
Cost of service revenues	74,822	190,285	24,087	(i)(j)	—		289,194
Total cost of revenues	273,345	225,834	25,835		—		525,014
Gross profit	161,069	218,460	(25,835)		—		353,694

Operating expenses:
Research and development, net	162,942	11,704	548	(j)	—		175,194
Selling, general and administrative	111,610	122,035	50,945	(i)(j)(k)	—		284,590
Total operating expenses	274,552	133,739	51,493		—		459,784
Operating income (loss)	(113,483)	84,721	(77,328)		—		(106,090)

Other income (expense):
Interest expense	(1,855)	(41,859)	41,859	(l)	(141,357)	(b)	(143,212)
Interest income	26,635	3,247	—		—		29,882
Loss on foreign exchange	(1,798)	(645)	—		—		(2,443)
Other income, net	(244)	(2,239)	—		—		(2,483)
Total other income (expense), net	22,738	(41,496)	41,859		(141,357)		(118,256)
Income (loss) before income taxes	(90,745)	43,225	(35,469)		(141,357)		(224,346)

Benefit (provision) for income taxes	(3,535)	(11,952)	52,305	(m)	32,851	(c)	69,669
Net income (loss)	$(94,280)	$31,273	$16,836		$(108,506)		$(154,677)
Weighted-average common shares outstanding							(Note 7)
Basic and diluted	617,625	106,648					658,944
Net income (loss) per share
Basic and diluted net income (loss) per share	$(0.15)	$0.29					$(0.23)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands, except per share data)

	Rocket Lab	Iridium Historical, as Reclassified	Transaction Accounting Adjustments-		Transaction Accounting Adjustments -		Pro Forma
	(Historical)	(Note 3)	Purchase	(Note 5)	Financing	(Note 6)	Combined
Revenues:
Product revenues	$371,617	$81,109	$—		$—		$452,726
Service revenues	230,182	790,550	—		—		1,020,732
Total revenues	601,799	871,659	—		—		1,473,458

Cost of revenues:
Cost of product revenues	252,848	68,659	3,546	(i)(j)	—		325,053
Cost of service revenues	141,770	375,723	59,928	(i)(j)	—		577,421
Total cost of revenues	394,618	444,382	63,474		—		902,474
Gross profit	207,181	427,277	(63,474)		—		570,984

Operating expenses:
Research and development, net	270,716	19,758	2,317	(j)	—		292,791
Selling, general and administrative	165,303	171,539	254,793	(i)(j)(k)	—		591,635
Total operating expenses	436,019	191,297	257,110		—		884,426
Operating income (loss)	(228,838)	235,980	(320,584)		—		(313,442)

Other income (expense):
Interest expense	(26,489)	(93,529)	93,529	(l)	(285,669)	(b)	(312,158)
Interest income	25,512	5,277	—		—		30,789
Loss on foreign exchange	(463)	(2,823)	—		—		(3,286)
Other income, net	4,381	(2,915)	—		—		1,466
Total other income (expense), net	2,941	(93,990)	93,529		(285,669)		(283,189)
Income (loss) before income taxes	(225,897)	141,990	(227,055)		(285,669)		(596,631)

Benefit (provision) for income taxes	27,688	(27,618)	327,134	(m)	66,389	(c)	393,593
Net income (loss)	$(198,209)	$114,372	$100,079		$(219,280)		$(203,038)
Weighted-average common shares outstanding							(Note 7)
Basic	530,665	107,240					571,596
Diluted	530,665	107,837					571,596
Net income (loss) per common share
Basic net income (loss) per share	$(0.37)	$1.07					$(0.36)
Diluted net income (loss) per share	$(0.37)	$1.06					$(0.36)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except share and per share values)

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared by the Company in connection with its acquisition of Iridium and the related financing, a leading provider of global voice, data and positioning, navigation and timing satellite services and the only commercial provider of communications services offering true global coverage, connecting people, organizations, and assets to and from anywhere in real time. Iridium sells products and services to government and commercial end users by recruiting and expanding a global wholesale distribution network.

The Company’s and Iridium’s historical financial statements were prepared in accordance with U.S. generally accepted accounting principles in the United States (“GAAP”). Management has included certain reclassification adjustments for consistency in presentation as discussed in Note 3. The Company is currently in the process of evaluating Iridium’s accounting policies which may identify differences between the accounting policies of the Company and Iridium. Based on the information currently available, the Company has determined on a preliminary basis that, except for those identified and adjusted for in the pro forma financials herein, no significant adjustments are necessary to conform Iridium’s accounting policies to the Company’s accounting policies.

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations, (“ASC 805”) in which Rocket Lab is the accounting acquirer and Iridium is the accounting acquiree. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed, in a business combination, be recognized at their fair values as of the acquisition date unless subject to certain measurement exceptions. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price has been allocated to the assets acquired and liabilities assumed of Iridium based upon management’s preliminary estimate of their fair values. The excess of the purchase price consideration over the fair value of assets acquired and liabilities assumed represents goodwill. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to adjustment based on a final determination of fair value and tax contingency matters. The purchase price consideration as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the Closing.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Purchase been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity. Accordingly, the unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Rocket Lab believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Purchase and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical Rocket Lab and Iridium audited consolidated financial statements as of and for the year ended December 31, 2025, and unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2026 and notes thereto and does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Purchase. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Purchase and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company.

The unaudited pro forma financial statements do not reflect the impact of acquisitions completed after June 30, 2026 by Iridium or Rocket Lab, including Iridium’s acquisition of Aireon LLC (“Aireon”) which was completed on July 2, 2026. As a result of the Aireon acquisition by Iridium, Iridium’s debt obligations have increased subsequent to June 30, 2026, incorporating a $183,400 one-year, non-interest-bearing loan from the sellers and the consolidation of Aireon’s existing term loans, which had an outstanding balance of $154,700 at the closing date. The remaining balances of the additional Aireon indebtedness is expected to be repaid by Rocket Lab at closing.

Note 2 - Significant Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are based on the footnotes in Rocket Lab’s audited consolidated financial statements as of and for the year ended December 31, 2025, and Rocket Lab’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2026. During the preparation of the unaudited pro forma condensed combined financial statements, management performed a preliminary analysis of Iridium’s financial information to identify differences in accounting policies as compared to those of Rocket Lab and determined that with the information currently available, there were no significant accounting policy differences between the companies requiring adjustments to conform Iridium’s accounting policies to Rocket Lab accounting policies for purposes of unaudited pro forma condensed combined financial statements. This conclusion is subject to change as Rocket Lab continues to conduct a detailed review of Iridium’s accounting policies which may result in the identification of additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

Note 3 - Iridium Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined statement of operations, management performed a preliminary analysis of Iridium’s financial information to identify differences in Iridium’s financial statement presentation as compared to the financial statement presentation of the Company and has made certain reclassification adjustments to conform Iridium’s historical financial statement presentation to the Company’s financial statement presentation. The Company is currently performing a full and detailed review of Iridium’s financial statement presentation, which could result in the amounts in the Company’s future financial statements being materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

The following table reflects certain reclassification adjustments to conform Iridium’s historical consolidated balance sheet presentation as of June 30, 2026 to Rocket Lab’s historical consolidated balance sheet presentation as of June 30, 2026, which have no impact on net assets and are summarized below (in thousands):

Consolidated Balance Sheet presentation as of June 30, 2026
Rocket Lab	Iridium	Iridium Historical	Reclassification	Note	Iridium Historical, as Reclassified
Cash and cash equivalents	Cash and cash equivalents	$184,214	$—		$184,214
Accounts receivable, net	Accounts receivable, net	104,515	—		104,515
Contract assets		—	3,086	(a)	3,086
Inventories	Inventory	63,470	—		63,470
Prepaids and other current assets	Prepaid expenses and other current assets	24,867	(3,086)	(a)	21,781
Property, plant and equipment, net	Property and equipment, net	1,927,018	—		1,927,018
Intangible assets, net	Intangible assets, net	82,666	—		82,666
Goodwill	Goodwill	98,942	—		98,942
Right-of-use assets - operating leases		—	25,096	(b)	25,096
Restricted cash		—	199	(b)	199
Deferred income tax assets, net		—	2,198	(b)	2,198
Other non-current assets	Other assets	41,890	10,018	(b) (c)	51,908
	Equity method investments	37,511	(37,511)	(c)	—
Trade payables	Accounts payable	11,521	16,939	(d)	28,460
Accrued expenses	Accrued expenses and other current liabilities	74,260	(73,969)	(d)	291
Employee benefits payable		—	32,685	(d)	32,685
Contract liabilities	Deferred revenue	37,222	41,959	(e)	79,181
Current installments of long-term borrowings	Short-term secured debt	12,532	—		12,532
Other current liabilities		—	24,345	(d)	24,345
Long-term borrowings, net excluding current installments	Long-term secured debt, net	1,749,342	—		1,749,342
Non-current operating lease liabilities		—	25,289	(f)	25,289
Deferred tax liabilities	Deferred income tax liabilities, net	138,424	—		138,424
	Deferred revenue, net of current portion	41,959	(41,959)	(e)	—
Other non-current liabilities	Other long-term liabilities	27,322	(25,289)	(f)	2,033
Common stock	Common stock	106	—		106
Additional paid-in capital	Additional paid-in capital	864,367	—		864,367
Accumulated deficit	Accumulated deficit	(387,281)	—		(387,281)
Accumulated other comprehensive loss	Accumulated other comprehensive income (loss), net of tax	$(4,681)	$—		$(4,681)

a.	Reclassification of $3,086 related to commissions and other contract costs from Other prepaid expenses and Other current assets to Contract assets.

b.	Reclassification of $27,493 of Other assets to Right-of-use assets - operating leases, Restricted cash, and Deferred income tax assets, net in the amounts of $25,096, $199, and $2,198, respectively.

c.	Reclassification of $37,511 from Equity method investments to Other non-current assets. Refer to note (b) above for the reclassification of $27,493 from Other assets.

d.	Reclassification of $73,969 of Accrued expenses and other current liabilities to Trade payables, Employee benefits payable, and Other current liabilities, in the amounts of $16,939, $32,685, and $24,345, respectively.

e.	Reclassification of $41,959 from Deferred revenue, net of current portion to Contract liabilities.

f.	Reclassification of $25,289 from Other long-term liabilities to Non-current operating lease liabilities.

The table below reflects certain adjustments made to present Iridium’s historical Consolidated Statement of Operations for the six months ended June 30, 2026 to conform with that of Rocket Lab’s historical consolidated statement of operations for the six months ended June 30, 2026 (in thousands):

Consolidated Statement of Operations presentation for the six months ended June 30, 2026
Rocket Lab	Iridium	Iridium Historical	Reclassification	Note	Iridium Historical, as Reclassified
Product revenues	Subscriber equipment	$40,986	$—		$40,986
Service revenues	Services	319,357	83,951	(a)	403,308
	Engineering and support services	83,951	(83,951)	(a)	—
Cost of product revenues	Cost of subscriber equipment	26,492	9,057	(b)	35,549
Cost of service revenues	Cost of services	100,950	89,335	(b)	190,285
Research and development, net	Research and development	11,704	—		11,704
Selling, general and administrative	Selling, general, and administrative	112,823	9,212	(b)	122,035
	Depreciation and amortization	107,604	(107,604)	(b)	—
Interest expense	Interest expense, net	(38,612)	(3,247)	(c)	(41,859)
Interest income		—	3,247	(c)	3,247
Loss on foreign exchange		—	(645)	(d)	(645)
Other income, net	Other expense, net	(642)	(1,597)	(d) (e)	(2,239)
	Loss on equity method investments	(2,242)	2,242	(e)	—
Benefit (provision) for income taxes	Income tax expense	(11,952)	—		(11,952)

a.	Reclassification of $83,951 of Engineering and support services to Service revenues.

b.	Reclassification of $107,604 of Depreciation and amortization consisting of $9,057 to Cost of product revenues, $89,335 to Cost of service revenues, and $9,212 to Selling, general and administrative.

c.	Reclassification of $3,247 from Interest expense, net to Interest income.

d.	Reclassification of $645 from Other expense, net to Loss on foreign exchange.

e.	Reclassification of $2,242 from Loss on equity method investments to Other income, net.

The table below reflects certain adjustments made to present Iridium’s historical consolidated statement of operations for the year ended December 31, 2025 to conform with that of Rocket Lab’s historical consolidated statement of operations for the year ended December 31, 2025 (in thousands):

Consolidated Statement of Operations presentation for the year ended December 31, 2025
Rocket Lab	Iridium	Iridium Historical	Reclassification	Note	Iridium Historical, as Reclassified
Product revenues	Subscriber equipment	$81,109	$—		$81,109
Service revenues	Services	633,958	156,592	(a)	790,550
	Engineering and support services	156,592	(156,592)	(a)	—
Cost of product revenues	Cost of subscriber equipment	50,426	18,233	(b)	68,659
Cost of service revenues	Cost of services	197,577	178,146	(b)	375,723
Research and development, net	Research and development	19,758	—		19,758
Selling, general and administrative	Selling, general, and administrative	157,711	13,828	(b)	171,539
	Depreciation and amortization	210,207	(210,207)	(b)	—
Interest expense	Interest expense, net	(88,252)	(5,277)	(c)	(93,529)
Interest income		—	5,277	(c)	5,277
Loss on foreign exchange		—	(2,823)	(d)	(2,823)
Other income, net	Other expense, net	(2,915)	—	(d) (e)	(2,915)
	Loss on equity method investments	(2,823)	2,823	(e)	—
Benefit (provision) for income taxes	Income tax expense	(27,618)	—		(27,618)

a.	Reclassification of $156,592 of Engineering and support services to Service revenues.

b.	Reclassification of $210,207 of Depreciation and amortization consisting of $18,233 to Cost of product revenues, $178,146 to Cost of service revenues, and $13,828 to Selling, general and administrative.

c.	Reclassification of $5,277 from Interest expense, net to Interest income.

d.	Reclassification of $2,823 from Other expense, net to Loss on foreign exchange.

e.	Reclassification of $2,823 from Loss on equity method investments to Other expense, net.

Note 4 - Preliminary Purchase Price Allocation

Estimated Merger Consideration

The estimated aggregate Merger Consideration has been determined based on the volume weighted average price of shares of Rocket Lab Common Stock for the period of 10 consecutive trading days ending on August 7, 2026, the latest practicable date prior to the date of this Current Report on Form 8-K, of $69.3305.

The pro forma financial information reflects estimated aggregate consideration of approximately $7,589,872 for the Mergers, as calculated below.

The preliminary purchase consideration consists of the Cash Consideration and the Stock Consideration. The actual fair value at the Closing will vary based on inputs such as the market price of Rocket Lab Common Stock and the number of shares of Iridium Common Stock outstanding. An estimate of the preliminary purchase consideration is as follows (in thousands, except number of shares and per share amounts):

(in thousands, except price per share).		Estimated Purchase Price
Shares of Iridium Common Stock outstanding at June 30, 2026	[A]	105,956,272
Total Stock Consideration
Exchange Ratio	[B]	0.3894
Estimated shares of Rocket Lab Common Stock issuable to Iridium stockholders	[A] * [B] = [C]	41,259,372
Multiplied by 10-day VWAP per share of Rocket Lab Common Stock ending August 7, 2026	[D]	$69.33

(in thousands, except price per share).		Estimated Purchase Price
Estimated fair value of Stock Consideration	[C] * [D] = [E]	2,860,533
Total Cash Consideration
Cash Consideration per share	[F]	$27
Total Cash Consideration	[A] * [F] = [G]	2,860,819
Acquisition date fair value attributable to:
Iridium RSU Awards		$80,682
Iridium CSAR Awards¹		5,443
Iridium Option Awards ²		7,674
Total fair value from stock awards	[H]	93,799
Pay-off of Iridium’s existing debt	[I]	1,774,721
Total estimated preliminary consideration	[E] + [G] + [H] +[I]	$7,589,872

¹	These equity awards will be cash-settled in connection with the Mergers.
²	Represents the estimated acquisition-date fair value of outstanding Iridium Option Awards which will be fully vested and exercisable and canceled at the Closing and converted into the right to receive the Merger Consideration in respect of each share of Iridium Common Stock covered by such Iridium Option Award, calculated net of the applicable exercise price.

In connection with the Mergers, outstanding Iridium RSU Awards and Iridium PSU Awards will be converted into Rocket Lab RSUs. A portion of the fair value of the converted RSUs and PSUs will be attributed to pre-combination service and included as a component of purchase consideration. The amount allocated to purchase consideration related to the converted RSUs is $80,682. In addition, Iridium Option Awards covering 153,694 shares of Iridium Common Stock will be converted into the right to receive the Merger Consideration in respect of those shares, calculated net of the applicable exercise price, and will be included as a component of purchase consideration at an estimated fair value of $7,674. The outstanding Iridium CSAR Awards covering 229,796 shares of Iridium Common Stock will be converted into the right to receive the Merger Consideration payable solely in cash, and are also included as a component of purchase consideration at an estimate fair value of $5,443.

Merger consideration sensitivity

The actual purchase price will fluctuate with the market price of shares of Rocket Lab Common Stock until the merger is consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the unaudited pro forma financial statements. The Exchange Ratio mechanics cause changes in Rocket Lab Stock Price between $67.50 to $112.50 to result in immaterial differences to preliminary purchase consideration. For every $1 increase in the share price above the $112.50 threshold, preliminary purchase consideration is expected to increase by approximately $25,430. For every $1 decrease in the share price below the $67.50 threshold, preliminary purchase consideration is expected to decrease by approximately $42,383.

Any change in the value of equity awards allocated to purchase consideration due to a change in the Rocket Lab Stock Price is not expected to be significant.

Preliminary Purchase Price Allocation

For the preliminary estimate of fair values of assets acquired and liabilities assumed of Iridium, the Company used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The Company has, and is expected to use, widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Purchase. Actual results may differ materially from the assumptions within this unaudited pro forma condensed combined financial information.

The unaudited pro forma adjustments are based upon available information and certain assumptions the Company believes are reasonable under the circumstances.

The following table summarizes the preliminary purchase price allocation as of the date of the Purchase (in thousands):

Estimated Fair Value
Total estimated purchase price	$7,589,872
Assets:
Cash and cash equivalents	184,214
Accounts receivable, net	104,515
Contract assets	3,086
Inventories	63,470
Prepaids and other current assets	21,781
Property, plant and equipment, net	1,927,018
Intangible assets, net	4,329,338
Right-of-use assets - operating leases	25,096
Restricted cash	199
Deferred income tax assets, net	2,198
Other non-current assets	44,808
Total assets acquired	6,705,723
Liabilities:
Trade payables	28,460
Accrued expenses	291
Employee benefits payable	32,685
Contract liabilities	79,181
Other current liabilities	24,345
Non-current operating lease liabilities	25,289
Deferred tax liabilities	1,125,351
Other non-current liabilities	2,033
Total liabilities assumed	1,317,635
Identifiable net assets acquired	5,388,088
Goodwill	2,201,784
Total estimated purchase price	$7,589,872

Note 5 – Purchase Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026

a.	Reflects the adjustments to Cash and cash equivalents for the following (in thousands):

Description	Amount
Cash Consideration	$(2,860,819)
Pay-off of Iridium’s existing debt	(1,774,721)
Equity issuance cost	(18,000)
Transaction costs paid at the Closing	(229,236)
Total pro forma adjustment	$(4,882,776)

b.	Reflects transaction costs accrued and unpaid as of June 30, 2026, consisting of $11,292 recorded in Trade payables, $18,661 recorded in Accrued expenses, $211,883 of projected transaction costs in Accumulated deficit, and $12,600 in Prepaids and other current assets representing commitment fees related to the Bridge Facility.

c.

Property, plant and equipment of Iridium, consisting primarily of its operational satellite constellation and ground infrastructure. Management considered the operational status of the constellation, recent technical assessments, the specialized nature of the assets, and a replacement cost analysis to determine a preliminary range of fair value of these assets. The recorded balance represents a point within that range. Amounts are subject to change upon completion of the valuation. The adjustment represents the portion of the stock-based compensation adjustment related to converted equity awards that is capitalized to PPE. See adjustment (j) for additional information regarding the related stock-based compensation expense recognized in the unaudited pro forma consolidated statement of operations.

d.	Reflects the adjustment of $4,246,672 for Intangible assets, net to equal preliminary fair value of $4,329,338.

e.	Represents the recognition of preliminary goodwill associated with the Purchase. Goodwill represents the total preliminary estimated Merger Consideration in excess of the fair value of the underlying net assets.

As of June 30, 2026
Estimated goodwill	$2,201,784
Elimination of Iridium historical goodwill	(98,942)
Net adjustment to goodwill	$2,102,842

f.	Reflects the payoff of Iridium’s outstanding debt obligations in connection with the Mergers, including the elimination of the related debt balances and associated hedging assets and liabilities. The table below summarizes the impacted accounts included in the adjustment.

As of June 30, 2026
Other non-current assets	$7,100
Current installments of long-term borrowings	12,532
Long-term borrowings, net excluding current installments	1,749,342

g.	Reflects the adjustment of $986,927 to Deferred tax liabilities arising from purchase adjustments which was calculated using a blended 23.24% U.S. federal, state, and local statutory tax rate, net of federal tax benefit, multiplied by the fair value adjustments made to assets acquired and liabilities assumed, excluding goodwill, net of the $313,719 adjustment for the release of Rocket Lab valuation allowances.

h.	The following table summarizes the pro forma adjustments for equity (in thousands):

	Preferred Stock	Common Stock	Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit
Elimination of Iridium’s historical equity balances	$—	$(106)	$(864,367)	$4,681	$387,281
Rocket Lab transaction-related costs(1)	—	—	—	—	(211,883)
Aggregate Stock Consideration		4,126	2,950,206	—
Capitalization of Iridium converted equity awards(2)	—	—	—	—	9,209
Tax adjustments	—	—	—	—	313,719
Equity issuance cost	—	—	(18,000)	—	—
Total pro forma adjustment	$—	$4,020	$2,067,839	$4,681	$498,326

(1)	Mergers costs assumed to be incurred subsequent to June 30, 2026, further described in note (b).

(2)	Refer to note (c).

Adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2026 and year ended December 31, 2025

i.	The table below shows the preliminary estimated fair value of each identifiable acquired intangible asset, their respective estimated useful lives, and straight-line amortization for each respective period.

			Pro Forma Amortization Expense
(in thousands, except for useful lives)	Preliminary Fair Value	Estimated Useful Life (in years)	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Spectrum	$3,315,500	Indefinite	N/A	N/A
Customer Relationships	447,379	15	14,913	29,825
Technology	566,459	15	18,882	37,765
Total	$4,329,338		$33,795	$67,590
Less: Historical amortization expense			4,262	$3,949
Total pro forma adjustment for amortization expense			$29,533	$63,641

Increase in amortization expense reflected in the pro forma statement of operations during the six months ended June 30, 2026 and the year ended December 31, 2025, respectively consisted of the following (in thousands):

	Six Months Ended June 30, 2026
	Historical Amortization Expense (Note 3)	Pro Forma Amortization Expense	Total Pro Forma Adjustment
Cost of product revenues	$—	$1,742	$1,742
Cost of service revenues	217	17,140	16,923
Selling, general and administrative	4,045	14,913	10,868
Total amortization expense	$4,262	$33,795	$29,533

	Year Ended December 31, 2025
	Historical Amortization Expense (Note 3)	Pro Forma Amortization Expense	Total Pro Forma Adjustment
Cost of product revenues	$—	$3,514	$3,514
Cost of service revenues	434	34,251	33,817
Selling, general and administrative	3,515	29,825	26,310
Total amortization expense	$3,949	$67,590	$63,641

j.	Reflects adjustment to stock based compensation expense for the following equity awards (in thousands):

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Iridium RSU Awards converted to Rocket Lab RSUs	$21,824	$55,070
Iridium PSU Awards converted to Rocket Lab RSUs	4,062	7,845
Iridium CSAR Awards	909	2,581
Iridium Option Awards	—	564
Total pro forma adjustment	$26,795	$66,060

Stock based compensation expense recorded in the pro forma statement of operations during the six months ended June 30, 2026 and the year ended December 31, 2025, respectively consisted of the following:

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Cost of product revenues	$6	$32
Cost of service revenues	7,164	26,111
Research and development, net	548	2,317
Selling, general and administrative	19,077	37,600
Total pro forma adjustment	$26,795	$66,060

k.	Reflects the accrual of estimated Mergers costs of $21,000 for the six months ended June 30, 2026 and $190,883 for the year ended December 31, 2025 related to advisory, legal, and other professional fees.

l.	Reflects the elimination of historical interest expense of $41,859 for the six months ended June 30, 2026 and $93,529 for the year ended December 31, 2025 associated with Iridium’s debt obligations, which are extinguished as part of the Mergers. The adjustment also removes the historical amortization of deferred financing costs for the debt obligations and impacts of the associated interest rate cap.

m.	Reflects the income tax effect of the pro forma adjustments, including the release of Rocket Lab’s historical U.S. valuation allowance, which is equal to the U.S. valuation allowance disclosed in the Company’s 2024 Annual Report on Form 10-K. Iridium’s pro forma adjustments were calculated using a blended 23.24% U.S. federal, state, and local statutory tax rate, net of the federal tax benefit. The total pro forma income tax impact also includes a tax benefit related to Rocket Lab’s 2025 U.S. activity, calculated using a 24% statutory tax rate. No tax benefit was calculated for third-party transaction costs, pending a complete analysis of deductibility. The effective tax rate of the combined company could differ significantly from what is presented in these unaudited pro forma financial statements for a variety of reasons, including post-acquisition activities.

Note 6 – Financing Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026

a.	The table below reflects the adjustments to cash and cash equivalents for the following (in thousands):

Description	Amount
Gross proceeds from Bridge Facility	$3,600,000
Less: Bridge Facility issuance costs	(25,660)
Total pro forma adjustment	$3,574,340

The deferred issuance costs are presented as a direct deduction from the related debt balance. As a result, the pro forma balance sheet reflects Bridge Facility, net of $3,574,340.

Adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2026 and year ended December 31, 2025

b.	The table below reflects the adjustments to interest expense in connection with the expected borrowings under the Bridge Facility:

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Effective interest amortization of Bridge Facility	$141,357	$285,669
Total pro forma adjustment	$141,357	$285,669

As of June 30, 2026, the effective interest rate of the Bridge Facility is approximately 8.0%. A change of 0.125% in the annual interest rate would change pro forma Interest expense by approximately $2,252 for the six months ended June 30, 2026 and $4,550 for the year ended December 31, 2025, assuming the full outstanding principal balance of the Bridge Facility remains outstanding.

c.	Reflects the income tax effect of the pro forma financing adjustments. The income tax effect was calculated using a blended statutory tax rate of 23.24%, representing the combined U.S. federal, state, and local tax rate, net of the federal benefit associated with state and local income taxes. The effective tax rate of the combined company could differ significantly from what is presented in these unaudited pro forma financial statements for a variety of reasons, including post-acquisition activities.

Note 7 – Earnings (Loss) Per Share

For the six months ended June 30, 2026, and the year ended December 31, 2025, pro forma combined basic net income (loss) per share is calculated using the historical Rocket Lab weighted average shares outstanding during each period inclusive of the assumed issuance of 41,259,372 and 40,855,184 shares respectively of Rocket Lab Common Stock issued to Iridium stockholders. The shares issued as consideration are assumed to be outstanding at the beginning of the earliest period presented, and are therefore included in the weighted average shares outstanding for all periods presented. For the six months ended June 30, 2026, and the year ended December 31, 2025, there is no difference in the number of shares used to calculate basic and diluted shares outstanding due to the combined pro forma net loss resulting in potentially dilutive shares being anti-dilutive.

The pro forma combined weighted average basic shares outstanding were calculated as follows (in thousands, except number of shares and per share amounts):

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Pro forma net income (loss)	$(154,677)	$(203,038)
Weighted average common shares outstanding—
Historical Rocket Lab weighted average common shares outstanding	617,625,210	530,664,781

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Shares of Rocket Lab Common Stock issued in the Mergers	41,259,372	40,855,184
Iridium Options, as converted	59,848	76,104
Pro forma Rocket Lab weighted average common shares outstanding	658,944,430	571,596,069
Pro forma combined basic and diluted net income (loss) per share	$(0.23)	$(0.36)

Stock Consideration for the Mergers—Stock Price Range Sensitivity Analysis

The Stock Consideration portion of the Merger Consideration will be subject to a range based on the Exchange Ratio, as discussed in Note 4 above. As the Stock Consideration paid as part of the Merger Consideration is subject to the Rocket Lab Stock Price, the number of shares to be issued as Stock Consideration could vary, impacting pro forma basic and diluted weighted average shares outstanding and pro forma basic and diluted net income (loss) per share. The assumed Stock Consideration of $2,860,533 above is based on an Exchange Ratio of 0.3894, as the ten day volume weighted average price per share of Rocket Lab Common Stock ending on August 7, 2026 was between the minimum and maximum range of the Exchange Ratio as set forth in the Merger Agreement.

The following sensitivity analysis illustrates the impact to pro forma basic and diluted shares outstanding and pro forma basic and diluted net income (loss) per share if the Stock Consideration paid in connection with the Mergers was converted at both the minimum and maximum ends of the Exchange Ratio (in thousands, except per share amounts):

	Six Months Ended June 30, 2026		Year Ended December 31, 2025
	Minimum	Maximum	Minimum	Maximum
Shares of Iridium Common Stock as of June 30, 2026	105,956,272	105,956,272	105,956,272	105,956,272
Rocket Lab Stock Price (minimum and maximum ends of range)	$67.50	$112.50	$67.50	$112.50
Exchange Ratio (minimum and maximum ends of range)	0.4000	0.2400	0.4000	0.2400

Historical Rocket Lab weighted average common shares outstanding	617,625,210	617,625,210	530,664,781	530,664,781
Stock Consideration, as converted	42,382,509	25,429,505	42,382,509	25,429,505
Iridium Options, as converted	59,848	59,848	76,104	76,104
Pro forma Rocket Lab weighted average common shares outstanding	660,067,567	643,114,563	573,123,394	556,170,390
Pro forma combined basic net income (loss) per share	$(0.23)	$(0.24)	$(0.35)	$(0.37)